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EXHIBIT 23.07

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use in this Prospectus constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 for Imagenetix, Inc., of our report dated June 20, 2003, relating to the March 31, 2003 financial statements of Imagenetix, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ PRITCHETT, SILER & HARDY, P.C. PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 8, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS